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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: December 20, 2002





                          McDERMOTT INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)




     REPUBLIC OF PANAMA               1-8430                 72-0593134
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(State or other jurisdiction       (Commission)            (IRS Employer
     of incorporation)               File No.)           Identification No.)





1450 Poydras Street, New Orleans, Louisiana                          70112-6050
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 (Address of principal executive offices)                            (Zip Code)





Registrant's Telephone Number, including Area Code:  (504) 587-5400
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Item 5.       OTHER EVENTS

           In a press release dated December 19, 2002, McDermott International, Inc. (NYSE: MDR) ("McDermott" or the "Company") announced that the Company, together with the Asbestos Claimants' Committee ("ACC") and the Legal Representative for Future Asbestos-Related Claimants ("FCR"), has filed a substantially complete consensual plan of reorganization and settlement agreement ("Settlement Agreement") in the Chapter 11 Bankruptcy Proceedings involving The Babcock & Wilcox Company ("B&W") with the U.S. Bankruptcy Court for the Eastern District of Louisiana ("Bankruptcy Court").

           The Settlement Agreement between McDermott and certain of its subsidiary companies, the ACC and the FCR is subject to various conditions, including the requisite approval of the asbestos claimants, the Bankruptcy Court's confirmation of the plan of reorganization and approval of McDermott's shareholders.

           "The filing of the consensual plan of reorganization is a reflection of the time and effort we have dedicated to bringing the B&W Chapter 11 proceedings to a close. We are pleased to have made this filing and with the progress we have made so far," said Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer of McDermott.

           A summary of the key terms of the Settlement Agreement, which are substantially the same as those previously reported, are as follows:
                 o McDermott would assign all of its equity in B&W to a trust to be created for the benefit of asbestos-related personal injury claimants ("Trust").
                 o McDermott and all of its subsidiaries would assign, transfer or otherwise make available to the Trust their rights to certain applicable insurance proceeds.
                 o McDermott would issue 4.75 million shares of restricted McDermott common stock to the Trust. The resale of the shares would be subject to certain limitations in order to provide for an orderly means of selling the shares to the public. Certain sales by the Trust would also be subject to McDermott's right of first refusal. If any of the shares issued to the Trust are still held by the Trust three years after the date of plan confirmation, and to the extent those shares could not have been sold in the market at a price greater than or equal to $19 per share (based on quoted market prices) taking into account the restrictions on sale and any waivers of those restrictions that may be granted by McDermott from time to time, McDermott


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                    would effectively guarantee that those shares would have a value of $19 per share. McDermott would be able to satisfy this guaranty obligation by making a cash payment or through the issuance of additional shares of its common stock. If McDermott elects to issue shares to satisfy this guarantee obligation, it generally would not be required to issue more than 12.5 million shares.
                 o McDermott or one of its U.S. subsidiaries would issue an aggregate of $92 million of promissory notes to the Trust. The notes would be unsecured obligations with principal payments of $8.36 million per year, for eleven years, and a 7.5% interest rate.
                 o McDermott and all of its past and present directors, officers and affiliates would receive the full benefit of
                    Section 524 (g) of the Bankruptcy Code with respect to all pending and future personal injury asbestos-related claims relating to B&W and would be released and protected from all other pending and future asbestos-related claims stemming from B&W's operations, as well as claims of any other kind relating to B&W, including claims relating to the 1998 corporate reorganization that has been the subject of litigation in the Chapter 11 bankruptcy proceedings.
                 o The settlement would be conditioned on the approval by McDermott's stockholders of the terms of the settlement outlined above.

           The Company expects the Bankruptcy Court will schedule further proceedings concerning this matter. The Company anticipates that the process of finalizing and implementing this settlement could take up to nine months, depending on the nature and extent of any objections or appeals in the bankruptcy case. There are certain issues that the Company is continuing to negotiate with the ACC and FCR. When a final settlement becomes probable, the Company currently estimates that, subject to further negotiations, it would record an after-tax charge against earnings of between $100 million to $130 million, reflecting the present value of the Company's contributions and contemplated payments to the Trust as outlined above. This charge would be in addition to the $220.9 million after-tax charge the Company recorded in the quarter ended June 30, 2002 when it wrote off its investment in B&W and other related assets.

           ABOUT THE COMPANY
           McDermott International, Inc. is a leading worldwide energy services company. The Company's subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facility management services to a variety of customers in the energy and power industries, including the U.S. Department of Energy.


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           In accordance with the Safe Harbor provisions of the Private
           Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements in this press release which are forward-looking and which provide other than historical information, involve risks and uncertainties that may impact the Company's actual results of operations. The forward-looking statements in this press release include, among other things, statements about the estimated charges and timing for the settlement of the B&W Chapter 11. Although McDermott's management believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott's annual report on Form 10-K for the year ended December 31, 2001 and its quarterly report on Form 10-Q for the period ended September 30, 2002.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                        McDERMOTT INTERNATIONAL INC.





                                        By: /s/ Thomas A. Henzler
                                           -------------------------------------
                                           Thomas A. Henzler
                                           Vice President Finance
                                           and Corporate Controller






December 20, 2002





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